Exhibit 99.2

December 4, 2024 Strategic Update Presentation Associated Banc - Corp

1 Important Disclosures Important note regarding forward - looking statements: Statements made in this presentation which are not purely historical are forward - looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward - looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “intend,” "target,” “outlook,” “project,” “guidance,” “forecast,” or si mil ar expressions. Forward - looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward - looking statements. Factors which may cause actual results to differ materially from those contained in such forward - looking statements include those identified in the Company’s most recent Form 10 - K and subsequent Form 10 - Qs and other SEC filings, and such factors are incorporated herein by reference. Trademarks: All trademarks, service marks, and trade names referenced in this material are official trademarks and the property of their respective owners. Presentation: Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding. Non - GAAP Measures: This presentation includes certain non - GAAP financial measures. These non - GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non - GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non - GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Reconciliations of these non - GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation.

Advancing our Growth Strategy

We're three years into an organic growth strategy combining targeted initiatives with our legacy strengths

Phase 1 Foundational for Growth 2021-2023	**Phase 2** Advancing our Growth Strategy 2023-Present
✓ Enhanced Lending Capabilities	✓ Executed 4Q23 Balance Sheet Repositioning
✓ Upgraded Product & Service Offerings	✓ Filled Multiple Key Leadership Roles
✓ Launched Mass Affluent Strategy	✓ Rebalanced Consumer Lending Approach
✓ Modernized Digital Banking Experience	✓ Quarterly Product & Digital Upgrades
✓ Introduced "Champion of You" Brand Strategy	✓ On Track to Add 26 Comm'l & Business RMs

Recent Highlights[1]

- **Named #1 for Retail Banking Customer Satisfaction** in the Upper Midwest by J.D. Power[2]
- **Highest annual net promoter score** since internal tracking began in 2017[3]
- **Highest mobile banking satisfaction score** since internal tracking began in 2018[4]
- **Total checking household growth of 1.5% in 3Q** (annualized)
- **Expanded commercial & business RMs by 39%** from 12/31/21 to 12/4/24

[1] All figures as of or for the period ended September 30, 2024 unless otherwise noted.
[2] Based on JD Power 2024 U.S. Retail Banking Satisfaction study conducted January 2023 through January 2024. For award information, visit jdpower.com/awards.
[3] Annual net promoter score as measured by a customer's likelihood to recommend Associated Bank to family and friends as indicated in our internal Consumer Relationship Survey. 2024 YTD through September 30, 2024.
[4] Based on year-over-year customer satisfaction scores from internal transactional surveys. 2024 data through September 30, 2024.

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3 Improving our Return Profile Over Time 1 Our efforts to remix the balance sheet & drive toward improved profitability are on track Strategy Progress Since 2021 Growing diversified asset classes to decrease reliance on legacy low - yielding, low - relationship value asset classes ▪ Expanded Commercial RM base across footprint ▪ Increased total commercial loans by $3.4 billion vs. 3Q21 (+23%) ▪ Added $2.7 billion in fixed - rate prime/super prime Auto Finance balances ▪ Exited TPO mortgage business in 1Q23 ▪ Sold $969 million in mortgage loans & pivoted to “originate to sell” model in 4Q23 ▪ Shifted to balanced RM scorecard to deepen Commercial relationships ▪ Modernized digital banking experience ▪ Quarterly upgrades to products & services ▪ $1.2 billion in net new Mass Affluent deposits ▪ Repaid $849 million of FHLB Advances in 4Q23 Liabilities Assets Auto Finance Relationship Commercial Low - Relationship Mortgage Low - Relationship Commercial Wholesale Funding Sources Core Customer Deposits 2 Attracting & deepening customer relationships to decrease reliance on wholesale & network funding sources 1 All updates as of or for the period ended September 30, 2024 unless otherwise noted. 2 This is a non - GAAP financial measure. See appendix for a reconciliation of non - GAAP financial measures to GAAP financial measure s.

Accelerating our Growth Strategy

Summary of actions taken in November & December 2024

Balance Sheet Repositioning

1 Common Stock Offering

Announced a common stock offering on 11/14/2024 to bolster capital & support our organic growth strategy

- Issued 13.8 million new shares of ASB common stock at $25.00 / share
- 6.3% discount to last sale (11/14/2024)
- **Raised ~$330.7 million in capital**

2 Residential Mortgage Loan Sale

Agreed to sell ~$0.7 billion in low-yielding residential mortgage loans, primarily in single-product relationships

- ~$0.2 billion in ARMs
- ~$0.5 billion in fixed-rate mortgages
- **Weighted avg. yield of ~2.99%**

3 Securities Sale & Reinvestment

Sold ~$1.3 billion of AFS securities and reinvested into ~$1.5 billion of securities at higher rates

- **Weighted avg. yield of 1.87% on securities sold**
- **Weighted avg. yield of 5.08% on securities reinvested**
- Duration of ~4 years on securities reinvested

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Balance Sheet Repositioning Transaction Summary[1]

We've sold ~$1.3 billion in securities & have agreed to sell ~$0.7 billion in residential mortgage loans

Loan Sales Agreement[2]	**$0.7 billion in residential mortgage loans sold** *Wtd. avg. yield ~2.99%*
Securities Sold	**$1.3 billion in AFS securities sold** *Wtd. avg. yield 1.87%*
Estimated One-Time Loss (After-Tax)[3]	**$253 million (4Q 2024)**
Use of Proceeds	**Repay $0.6 billion of FHLB advances[2]** *Wtd. avg. cost ~5.90%* **Reinvest into $1.5 billion of GNMA securities** *Wtd. avg. yield ~5.08% / Duration ~4 years*

[1] All figures shown are approximations unless otherwise noted.
[2] Transaction expected to close in the first quarter of 2025.
[3] Reflects transaction pricing as of December 4, 2024.

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6 $0.56 $0.56 $0.03 $0.59 3Q 2024 Actual 3Q 2024 Pro Forma 9.72% 9.72% 0.39% 10.11% 3Q 2024 Actual 3Q 2024 Pro Forma 1 Return on average tangible common equity. This is a non - GAAP financial measure. See appendix for a reconciliation of non - GAAP financial measures to GAAP financial measure s. Earnings Per Share Impact (Diluted) Net Interest Margin Impact 11.52% 11.52% 0.83% 12.35% 3Q 2024 Actual 3Q 2024 Pro Forma ROATCE 1 Impact CET1 Ratio Impact + + Our common stock offering & balance sheet repositioning combine to enhance our earnings profile & capital levels Key Benefits of Offering + Repositioning 2.78% 2.78% 0.19% 2.97% 3Q 2024 Actual 3Q 2024 Pro Forma + +

7 ($ in millions) Mortgage Loans Sold 2 FHLB Advances Paydown 2 Securities Reinvestment On a 3Q 2024 pro forma basis, this transaction adds ~$15.8 million to our quarterly net interest income Net +$15.8M NII impact $1.3B @ 1.87% $0.7B @ 2.99% $0.6B @ ~5.9% $1.5B @ 5.08% 3Q Pro Forma Net Interest Income Walkforward 1 Securities Sold 1 All figures shown are approximations unless otherwise noted. Yield / cost percentages calculated on a weighted average basis. 2 Transaction expected to close in the first quarter of 2025.

8 $0.9 $2.0 $2.9 $3.6 $3.6 $7.6 $8.3 $8.8 $7.8 $7.1 $6.1 $6.9 $7.3 $7.2 $7.2 $9.0 $10.6 $11.2 $11.4 $11.4 $7.7 $7.2 $8.4 $9.1 $9.4 $3.1 $3.0 $3.1 $3.1 $3.1 $34.4 $38.0 $41.6 $42.2 $41.8 3Q 2021 3Q 2022 3Q 2023 3Q 2024 3Q 2024 Pro Forma Repositioning enables us to accelerate our organic strategy by disposing of low - yielding, long - duration assets Period End Total Assets ($ in billions) Commercial & Business Lending Loans Commercial Real Estate Loans Residential Mortgage Loans Auto Finance, Home Equity & Other Consumer Loans Other Assets Securities + Cash Residential Mortgage Loans / Total Loans Other Pro Forma Impacts 32.1% 29.9% 29.1% 26.0% 24.2% ( 1.8% ) 3Q 2021 3Q 2022 3Q 2023 3Q 2024 3Q 2024 Pro Forma

Summary of Expected Benefits[1]

Our offering & repositioning work together to enhance earnings, boost capital, & provide capacity for growth

Improved Net Interest Margin

- Pro forma NIM of 2.97%
- ~19bps improvement vs. 3Q 2024 actual (2.78%)

Improved Pro Forma Capital & Enhanced Capital Generation

- Pro forma CET1 ratio of 10.11%
- ~39bps improvement vs. 3Q 2024 actual (9.72%)

Improved Return on Average Tangible Common Equity[2]

- Pro forma ROATCE of 12.35%
- ~83bps improvement vs. 3Q 2024 actual (11.52%)

Improved Capacity for Organic Loan Growth

- Pro forma residential mortgage loans / total loans of 24.2%
- ~183bps reduction vs. 3Q 2024 actual (26.0%)
- ~794bps reduction vs. 3Q 2021 actual (32.1%)

[1] All pro forma figures as of or for the period ended September 30, 2024.
[2] This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures.

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Appendix

11 Common Stock Offering Transaction Summary Associated Banc - Corp Issuer ASB / NYSE Ticker / Listing 13.8 million shares @ $25.00 per share Offering Size ~$330.7 million Net Proceeds (6.3%) Discount to Last Sale (11/14/2024) November 14, 2024 Offering Announced General corporate purposes to support continued organic growth, which may include investments in Associated Bank, NA and potential balance sheet optimization strategies Use of Proceeds 90 days for directors and executive officers Lock - Up BofA Securities, J.P. Morgan Bookrunners We completed a common stock offering in November to bolster capital & support our organic growth strategy

Reconciliation & Definitions of Non-GAAP Items

Period End Core Customer Deposits Reconciliation ($ in millions)	3Q 2023	4Q 2023	1Q 2024	2Q 2024	3Q 2024
Total deposits	$32,123	$33,446	$33,713	$32,691	$33,554
Brokered CDs	(3,351)	(4,447)	(3,931)	(4,062)	(4,243)
Network transaction deposits	(1,649)	(1,566)	(1,793)	(1,503)	(1,567)
Core customer deposits	$27,123	$27,432	$27,989	$27,127	$27,745

Quarterly Average Core Customer Deposits Reconciliation ($ in millions)	3Q 2023	4Q 2023	1Q 2024	2Q 2024	3Q 2024
Total deposits	$32,002	$32,192	$33,267	$32,629	$33,321
Brokered CDs	(3,429)	(3,471)	(4,269)	(3,928)	(4,248)
Network transaction deposits	(1,640)	(1,617)	(1,652)	(1,595)	(1,644)
Core customer deposits	$26,933	$27,105	$27,346	$27,106	$27,429

Adjusted Net Income Available to Common Equity Reconciliation ($ in millions)	3Q 2024	3Q 2024 Pro Forma
Net income available to common equity	$85	$97
Other intangible amortization, net of tax	2	2
Adjusted net income available to common equity	$87	$99

Average Tangible Common Equity Reconciliation[1] ($ in millions)	3Q 2024	3Q 2024 Pro Forma
Common equity	$4,137	$4,343
Goodwill and other intangible assets, net	(1,140)	(1,140)
Tangible common equity	$2,997	$3,203

[1] This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

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